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                                                                       Exhibit 5

                                                               December 19, 2000
Board of Directors
Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, California  92606

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by Cardiac Science, Inc. (the "Company") with the Securities Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance of 295,658 shares (the "Shares") of the Company's common stock pursuant to Sections
11.2 and 11.3 of the Merger Agreement and Plan of Reorganization among the Company, Cardiac Acquisition Corp., and Cadent Medical Corporation (the "Agreement"). We also have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examinations, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examinations, it is our opinion that the Shares, when issued and sold in the manner described in the Agreement and in the Registration Statement, will validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Registration Statement under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not admit that we are "experts" within the meaning of that term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

         This opinion is rendered solely for your use as an exhibit to the Registration Statement and may not be relied upon for any other purpose. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                   Sincerely,

                                   /s/ Breslow & Walker, LLP

                                   Breslow & Walker, LLP

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